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                                    [FORM OF
                             VOTING TRUST AGREEMENT]

               VOTING TRUST AGREEMENT (hereinafter called this "Agreement"), dated as of October __, 1996, between the several stockholders of AT&T Capital Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), whose names are listed below and all other stockholders of the Corporation who shall join in and become parties to this agreement as hereinafter provided (each, a "Subscriber") and Thomas C. Wajnert (the "Trustee").

                                    RECITALS

               WHEREAS, the Subscribers are respectively owners of shares of the common stock (the "Stock") of the Corporation in the amount set forth opposite their respective signature hereto;

               WHEREAS, the combined holdings of Stock of the Subscribers constitute a minority of the issued and outstanding Stock of the Corporation;

               WHEREAS, the Subscribers desire to pool their Stock for a limited period of time so as to make more effective their participation in the management of the Corporation and to facilitate certain transactions involving the Corporation;

               WHEREAS, with a view to the safe and competent management of the Corporation and the expeditious and efficient involvement of the Corporation in certain transactions, in each case in the interests of all the stockholders thereof, the Subscribers are desirous of creating a trust (the "Trust") in the manner following; and

               WHEREAS, the Trustee has agreed to act as trustee of the shares of Stock to be assigned and delivered hereunder.

               It is hereby agreed as follows:

               1.  TRANSFER OF STOCK TO TRUSTEES.

               Each of the Subscribers agrees that he or she will assign and deliver to the Trustee any certificate held by the Subscriber representing shares of Stock owned by him or her at any time or from time to time by depositing with the Trustee such certificate or certificates immediately after the issuance thereof, together with proper and sufficient instruments duly endorsed for the transfer thereof to the Trustee and with all necessary stock transfer stamps affixed, and shall do all things necessary for the transfer of the Subscriber's respective shares of Stock to the Trustees on the books of the Corporation.




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               2.  OTHER STOCKHOLDERS MAY JOIN.

               Every stockholder in the Corporation may become a party to this Agreement by assigning and delivering to the Trustee the certificate or certificates representing all shares of Stock owned by such stockholder in the manner provided in the preceding paragraph and expressly agreeing in writing to be bound by all of the terms, conditions and obligations of this Agreement as if such stockholder were an original party (other than the Trustee) hereto.

               3.  TRUSTEE TO HOLD SUBJECT TO AGREEMENT.

               The Trustee shall hold the shares of Stock so transferred to him for the common benefit of the Subscribers, under the terms and conditions hereinafter set forth.

               4.  ISSUANCE OF STOCK CERTIFICATES TO TRUSTEE.

               (a) The Trustee shall surrender to the proper officers of the Corporation for cancellation all certificates of Stock which shall be assigned and delivered to him as herein provided, and in their stead shall procure new certificates to be issued to him as Trustee under this Agreement. Such certificates shall state that they are subject to this Agreement, and such fact shall be noted also in the stock ledger of the Corporation.

               (b) If any of the Stock transferred to the Trustee hereunder represents property pledged by a Subscriber to secure any obligations of such Subscriber and if, as a condition to permitting the transfer of such Stock to the Trustee hereunder the pledgee requires the Trustee to pledge and deposit such Stock with such pledgee, then the Trustee shall so pledge and deposit with such pledgee such Stock, and assign and transfer to such pledgee all of the Trustee's right, title and interest in and to such Stock, to be held by such pledgee in accordance with the original pledge by such Subscriber to the same extent as if the Trustee were such Subscriber.

               5.  VOTING TRUST CERTIFICATES.

               (a) Upon the deposit with the Trustee by a Subscriber of a certificate or certificate representing shares of Stock in the manner hereinbefore set forth, the Trustee shall issue to such Subscriber a voting trust certificate for the same number of shares as is represented by the certificate or certificates representing shares of Stock transferred by the Subscriber to the Trustee (each a "Voting Trust Certificate"). Each such Voting Trust Certificate shall state that it is issued under this Agreement, and shall set forth the nature and amount of the beneficial interest thereunder of the person to whom it is issued.




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               (b)  The Voting Trust Certificate shall be
substantially in the following form:

               "Number VTC ...                            .... Shares

                            AT&T CAPITAL CORPORATION
                            (a Delaware corporation)

                            VOTING TRUST CERTIFICATE

               This is to certify that ___________________ (the "Holder") has deposited with the undersigned as Trustee under the Voting Trust Agreement, dated as of October __, 1996 (the "Voting Trust Agreement"), between certain holders of common stock (the "Stock") of AT&T Capital Corporation, a Delaware corporation (the "Corporation") and Thomas C. Wajnert (the "Trustee"), a certificate or certificates representing the number of shares of Stock set forth above and that, until the termination of the Voting Trust Agreement, the Holder or his or her assign is entitled to all the benefits and interests specified in the Voting Trust Agreement arising from the deposit of such shares of Stock, all as provided in, and subject to the terms of, the Voting Trust Agreement. Until the termination of the Voting Trust Agreement, the Holder or his or her assign is entitled (i) to receive payments equal to the amount of dividends, if any, received by the Trustee upon the shares of Stock represented by this certificate, less any taxes imposed thereon that the Trustee may be required to pay thereon or to withhold therefrom under any present or future law and also less a proportionate share of the expenses of the Trustee and (ii) to vote with respect to action to be taken by the Trustee pursuant to the procedures set forth in the Voting Trust Agreement. Until the Trustee shall have actually delivered a certificate or certificates representing the shares of Stock held by him to the Holder as specified in the Voting Trust Agreement, and subject to the terms thereof, the Trustee or his successor in the trust shall, as provided in the Voting Trust Agreement, possess and be entitled to exercise all rights and powers of every nature of absolute owner and holder of record of the Stock, including, without limitation, the right to vote for every purpose and to consent to or waive any corporate act of the Corporation of any kind, it being understood that no voting right shall pass to the Holder by virtue of the ownership of this certificate or by or under any agreement express or implied, but it being further understood that the Trustee shall be required to vote, or otherwise take action with respect to, the shares of Stock deposited hereunder in the manner set forth in the Voting Trust Agreement.

               Upon the termination of the Voting Trust Agreement, this certificate shall be surrendered to the Trustee by the Holder against delivery to the Holder of a certificate or certificates representing a like number of shares of Stock.




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               In the event of the dissolution or total or partial liquidation of the Corporation the money and other property received by the Trustee in respect of the Stock represented by this certificate shall be paid or delivered to the Holder of record hereof, but only upon surrender of this certificate in the case of dissolution or the presentation of this certificate for the notation thereon of the distribution in case of a partial liquidation.

               To the extent set forth in the Voting Trust Agreement, and subject to the same restrictions and limitations upon transfer by the Holder of the shares of Stock deposited hereunder whether pursuant to the terms of any agreement to which the Holder is subject or otherwise, this certificate and the right, title and interest in and to the shares of Stock in respect of which this certificate is issued, are transferable on the books of the Trustee by the registered Holder hereof in person or by attorney duly authorized, according to the rules established for that purpose by the Trustee and on surrender hereof properly assigned; and until so transferred the Trustee may treat the registered Holder hereof as the owner for all purposes whatsoever except that no delivery of stock certificates hereunder shall be made without the surrender hereof.

               As a condition of making or permitting any transfer or delivery of stock certificates or Voting Trust Certificates, the Trustee may require the payment of a sum sufficient to pay or reimburse him for any stamp tax or other governmental charge in connection therewith and for a proportionate part of his expenses as Trustee.

               The Holder takes this certificate subject to all the terms and conditions of the Voting Trust Agreement and by acceptance of this certificate acknowledges and warrants that receipt of the same is for investment purposes only and not with a view to distribution.

               A duplicate original of the Voting Trust Agreement is filed with the Trustee and with the Corporation.

               IN WITNESS WHEREOF, the undersigned Trustee has executed this certificate as of the ____ day of ___________________,____.


                                           ________________________________
                                                        Trustee

               (c) The Voting Trust Certificates shall be assignable, to the extent set forth herein and subject to the restrictions and limitations on transfer referred to below, and until so transferred the Trustee may treat the registered holder of the Voting Trust Certificate as the owner thereof for all purposes whatsoever. Upon any such permitted transfer, and surrender of




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the transferred Voting Trust Certificate to the Trustee, together with proper and sufficient instruments duly endorsed for the transfer thereof to the transferee and with all necessary stock transfer stamps affixed, the Trustee shall deliver or cause to be delivered to the transferee a Voting Trust Certificate or Certificate representing the same number of shares of Stock as set forth in the Voting Trust Certificate so transferred and surrendered. The Trustee shall keep a list of the shares of Stock transferred to him, and shall also keep a record of all Voting Trust Certificates issued or transferred on his books, which records shall contain the names and addresses of the holders of the Voting Trust Certificates and the number of shares of Stock represented by each such certificate. Such list and record shall be open at all reasonable times to inspection by any Subscriber or by the Corporation. Every assignee or transferee of a Voting Trust Certificate issued hereunder shall succeed to all the rights hereunder of the transferor and, by acceptance of such Voting Trust Certificate, become a party hereto with like effect as though an original Subscriber hereof.

               6.  RESTRICTIONS ON TRANSFER OF VOTING TRUST
                   CERTIFICATE.

               Each of the Subscribers hereby agrees that during the term of this Agreement, his or her Voting Trust Certificates will not be sold or transferred except in accordance with the terms and conditions of this Agreement and subject to the same restrictions and limitations upon transfer by any Subscriber of the shares of Stock so deposited with the Trustee whether pursuant to the terms of any agreement to which a Subscriber is subject, so long as such agreement remains in effect, or otherwise. The Voting Trust Certificates shall be regarded as stock of the Corporation, within the meaning of any provision of the By-laws of the Corporation imposing conditions and restrictions upon the sale of stock of the Corporation.

               7.  RIGHTS OF THE TRUSTEE.

               Until the Trustee shall have actually delivered a certificate or certificates representing the shares of Stock held by him to the Subscriber as specified herein, and subject to the terms hereof, the Trustee or his successor in the trust shall possess and be entitled to exercise all rights and powers of every nature of absolute owner and holder of record of the Stock, including, without limitation, the right to vote as described below, and the right, upon the instructions of Subscribers representing a majority of the shares of Stock subject to this Trust to sell or transfer all, but not less than all, of such shares, subject to the same restrictions and limitations upon transfer to which any Subscriber of the shares deposited with the Trustee hereunder is subject, whether pursuant to the terms of any agreement to which a Subscriber is subject, so long as such agreement remains in effect, or otherwise. It is expressly acknowledged and agreed that the Trustee's rights hereunder




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expressly include, without limitation, the right to sell or transfer such shares of Stock in connection with a sale of the Corporation.

               8.  TRUSTEE TO VOTE STOCK.

               It shall be the duty of the Trustee, and he shall have full power and authority, and he is hereby fully empowered and authorized, to represent the holders of the Voting Trust Certificates and the Stock transferred to the Trustee as aforesaid, and to vote upon the Stock, as directed by the vote of the holders of Voting Trust Certificates representing a majority of the Stock subject to this Trust voting with respect thereto in accordance with reasonable procedures as may be established from time to time by the Trustee, at all meetings of the stockholders of the Corporation, in the election of Directors and upon any and all matters in question, which may be brought before such meetings, as fully as any stockholder might do if personally present. It is expressly acknowledged and agreed that the Trustee's right to vote shall expressly include, without limitation, the right to vote on such fundamental matters as a proposal of merger or consolidation, or a sale of all or substantially all of the assets of the Corporation. The Trustee may vote stock of the Corporation in person or by such person as he may select as his proxy.

               9.  TRUSTEE'S LIABILITY.

               The Trustee shall use his best judgment in voting upon the Stock transferred to him, but shall not be liable for any vote cast, or consent or waiver given by him, in good faith, and in the absence of gross negligence or wilful misconduct.

               10.    DIVIDENDS AND OTHER DISTRIBUTIONS.

               (a) Except as provided in the next succeeding sentence, the Trustee shall collect and receive all dividends that may accrue upon the shares of Stock subject to this Trust, and, subject to deduction as provided below, shall divide the same among the holders of the Voting Trust Certificates in proportion to the number of shares respectively represented by their Voting Trust Certificates. Notwithstanding the foregoing, the Trustee and the Corporation may provide that the Corporation shall pay directly to the holders of the Voting Trust Certificates any or all dividends that may accrue upon shares of Stock subject to the Trust in proportion to the number of shares respectively represented by their Voting Trust Certificates and subject to deduction as provided below for the benefit of the Trustee.

               (b) In the event of the dissolution or total or partial liquidation of the Corporation, the Trustee shall collect and receive all money and other property in respect of the shares of Stock subject to this Trust, and, subject to deduction as




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provided below, shall divide the same among the holders of the Voting Trust
Certificates in proportion to the number of shares respectively represented by their Voting Trust Certificates, but only upon surrender of such holders' Voting Trust Certificates in the case of dissolution or the presentation of their Voting Trust Certificates for the notation thereon of the distribution in case of a partial liquidation.

               (c) In the event of the merger or consolidation of the Corporation, or a sale of the Corporation or of all or substantially all of its assets, the Trustee may, in his sole discretion, elect to receive the moneys, securities, rights or properties to which the holder of the shares of Stock subject to this Trust is entitled, and, subject to deduction as provided below, to divide the same among the holders of the Voting Trust Certificates in proportion to the number of shares respectively represented by their Voting Trust Certificates, but only upon surrender of such holders' Voting Trust Certificates in the case of the merger or consolidation of the Corporation or the sale of the Corporation, or the presentation of their Voting Trust Certificates for the notation thereon of the distribution in case of a sale of all or substantially all of the assets of the Corporation.

               (d) Notwithstanding anything to the contrary contained herein, the Trustee may deduct from any payment or distribution to any Subscribers hereunder, or all of them, the amount of (i) any taxes imposed thereon that the Trustee may be required to pay thereon or to withhold therefrom under any present or future law, (ii) a sum sufficient to pay or reimburse him for any stamp tax or other governmental charge in connection therewith any transfer or delivery of any stock certificate or Voting Trust Certificate and (iii) a proportionate share of the expenses of the Trustee.

               11.  TRUSTEE'S INDEMNITY.

               The Trustee shall be entitled to be indemnified fully out of the dividends coming to his hands against all costs, charges, expenses and other liabilities properly incurred by him in the exercise of any power conferred upon him by these presents; and the Subscribers, and each of them, hereby covenant with the Trustee that in the event of the monies and securities in his hands being insufficient for that purpose, the Subscribers, and each of them, will in proportion to the amount of their respective shares and interests hold harmless and keep indemnified the Trustee of and from all loss or damage which he may sustain or be put to by reason of anything he may lawfully do in the execution of this Trust.

               12.    APPOINTMENT OF SUBSTITUTE OR SUCCESSOR TRUSTEE.

               In the event of the Trustee's dying or resigning or refusing or becoming unable to act, the Trustee may designate, by written instrument duly acknowledged, a substitute or successor




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Trustee, or if the Trustee cannot, or does not within 10 days of an event described above, so designate a substitute or successor Trustee, then the holders of the Voting Trust Certificates by the vote of the holders of Voting Trust Certificates representing a majority of the Stock deposited hereunder voting with respect thereto, shall appoint a substitute or successor Trustee, and any person so designate or appointed shall thereupon be vested with all the duties, powers and authority of a Trustee hereunder as if originally named herein. Prior to the commencement of his duties, the Trustee and, so long as such subscription agreement remain in effect, each Trustee subsequently designated or appointed shall sign an agreement with the Corporation substantially similar to the subscription agreements pursuant to which the original Subscribers purchased their original shares of Stock and shall thus signify his or her consent to be bound thereby and his or her agreement to perform the terms thereof. All of the terms, provisions and conditions of such subscription agreements shall apply to all Trustees hereof and hereunder with the same force and effect as if such Trustees had originally signed such agreements.

               13.  COMPENSATION.

               The Trustee shall serve without compensation. The Trustee shall have the right to incur and pay such reasonable expenses and charges and to employ such counsel as he may deem necessary or desirable in the performance of his duties hereunder. Any such expenses or charges incurred or paid may be charged pro rata to the holders of the Voting Trust Certificates.

               14.  CONTINUANCE AND TERMINATION OF TRUST.

               Unless the Trustee exercises his right, which is hereby expressly granted to him, to terminate the Trust beforehand, the Trust hereby created shall be continued until the date that this 21 years from the date of this Agreement, and shall then terminate. Upon termination of the Trust, the Trustee shall, upon the surrender of the Voting Trust Certificates by the respective holders thereof assign and transfer to them the number of shares of Stock thereby represented or may deposit with the Corporation the certificate or certificates representing the Stock held by the Trustee, together with proper and sufficient instruments duly endorsed for the transfer thereof and with all necessary stock transfer stamps affixed, with instructions to distribute the same to the registered holders of the Voting Trust Certificates in the manner above provided, and the Trustee shall thereupon be relieved and discharged from all further obligation and liability hereunder.

               15.  NOTICE.

               Any notice to be given to the holders of Voting Trust Certificates hereunder shall be sufficiently given if mailed to




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the registered holders of Voting Trust Certificates at the addresses furnished respectively by such holders to the Trustee.

               16.  LOST TRUST CERTIFICATES.

               In case any Voting Trust Certificate issued under this Agreement shall become mutilated, destroyed, stolen or lost, the Trustee, in his sole discretion, may authorize the issuance of a new Voting Trust Certificate and thereupon issue a new Voting Trust Certificate in substitution therefor for a like number of shares. The applicant for such substituted Voting Trust Certificate shall furnish to the Trustee evidence to his satisfaction of the mutilation, destruction, theft or loss of such Voting Trust Certificate, together with such indemnity to the Trustee as he may require in his sole discretion.

               17.  TRUSTEE AND THE CORPORATION.

               Nothing herein contained shall disqualify the Trustee hereunder from voting for himself to serve or from serving the Corporation or any of its affiliates as an officer or director or in any other capacity or from voting for himself to receive or receiving compensation for such services. The Trustee shall not be disqualified from his office by dealing or contracting with the Corporation nor shall any transaction or contract of the Corporation be void or voidable by reason of the fact that the Trustee or any corporation, partnership, association or other organization of which the Trustee is a director or officer, or has a financial interest, is in any way interested in such transaction or contract, nor shall the Trustee be liable to account to the Corporation or to any stockholder thereof for any profits realized by, from or through any such transaction or contract by reason of the fact that the Trustee or any corporation, partnership, association or other organization of which the Trustee is a director or officer, or has a financial interest, was in any way interested in such transaction or contract.

               18.  MISCELLANEOUS.

               (a) Successors and Assigns. This Agreement shall be binding on and accrue to the benefit of the parties hereto and their respective executors, administrators, legal representatives, heirs, assigns and successors.

               (b) Counterparts. This Agreement may be executed in one or more counterparts, and by different parties on separate counterparts, each of which shall be deemed an original, but all such counterparts together constitute one and the same Agreement, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

               (c) Severability. In the event that any one or more of the provisions, paragraphs, words, clauses, phrases or




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sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

               (d)  Descriptive Headings.  The headings in this
Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein.

               (e) Deposit of Agreement. One fully conformed copy of this Agreement shall be deposited by the Trustee at the Corporation's registered office in the Sate of Delaware, and shall be subject to the same examination by a stockholder of the Corporation as are the books and records of the Corporation, and shall be subject to examination by any holder of a Voting Trust Certificate, in person or by attorney or other agent, during normal business hours. A fully conformed copy of this Agreement shall also retained by the Trustee at his office, and shall be subject to examination by any holder of a Voting Trust Certificate, in person or by attorney or other agent, during normal business hours.

               19.  GOVERNING LAW.

               This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed therein.

               20.  ACCEPTANCE OF TRUST BY TRUSTEE.

               The Trustee hereby accepts the above Trust subject to all of the terms, conditions and reservations herein contained, and agrees that he will exercise his powers and perform his duties as Trustee as herein set forth; provided, that nothing herein contained shall be construed to prevent the Trustee from resigning and discharging himself from the Trust.

               IN WITNESS WHEREOF, the Subscribers have hereunto set their hands and seals and set opposite their respective signatures the number of shares held by them respectively, and the Trustee, in token of his acceptance hereby created, have hereunto set his hand and seal.

        [SEAL]


                                                        ________________________
                                                                Trustee



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        [SEAL]
                                                         _______________________
                                                               [Subscriber]

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